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                                  Exhibit 23.01

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-36599, 33-61233, 33-61231, 33-21352 and 2-98101) pertaining to the Stock Option and Incentive Plans of Grey Advertising Inc. of our report dated February 15, 2000 on the consolidated financial statements of Grey Advertising Inc. and consolidated subsidiary companies included in the Annual Report (Form 10-K) for the year ended December 31, 1999.




                                                          /s/ Ernst & Young LLP
                                                         -----------------------
                                                              ERNST & YOUNG LLP


New York, New York
March 30, 2000